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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              -----------------------

                                     FORM 8-K

                                  CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 2, 1997


                            MBLA FINANCIAL CORPORATION

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  DELAWARE                             0-21482                43-1637679
(STATE OR OTHER JURISDICTION        (SEC FILE NO.)         (IRS EMPLOYER OR
 OF INCORPORATION)                                          IDENTIFICATION NO.)


  101 VINE STREET, MACON, MISSOURI                              63552
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (660) 385-2122


                                 NOT APPLICABLE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                           MBLA FINANCIAL CORPORATION
                      INFORMATION TO BE INCLUDED IN REPORT



ITEM 5. OTHER INFORMATION
        -----------------

        On December 2, 1997, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

        Exhibit 21 -- Press Release dated December 2, 1997.














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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MBLA FINANCIAL CORPORATION
                                      --------------------------
                                             (Registrant)

                                      BY:/s/JOHN T. NEER
                                         ---------------
                                         John T. Neer
                                         President and Chief Executive Officer


Dated: December 3, 1997






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FOR IMMEDIATE RELEASE
---------------------

FOR ADDITIONAL
INFORMATION, CONTACT:                            John T. Neer
                                                 President and CEO
                                                 MBLA Financial Corporation
                                                 Telephone (660) 385-2122




                             MBLA FINANCIAL CORPORATION
                                ANNOUNCES PAYMENT OF
                                    CASH DIVIDEND


        Macon, Missouri, December 2, 1997 -- The Board of Directors of MBLA Financial Corporation, Inc. today announced a semi-annual cash dividend for the period ending December 31, 1997, of $ .20 (twenty cents) per share to stockholders of record on December 12, 1997. Payment of the cash dividend will be made on January 5, 1998.

        The Common Stock of MBLA Financial Corporation, Inc. is listed on the NASDAQ National Market under the symbol "MBLF".

        MBLA Financial Corporation, Inc. acquired all of the outstanding capital stock of Macon Building & Loan Association upon its conversion from a federally chartered mutual savings and loan association. Macon Building & Loan Association, F.A. is headquartered in Macon, Missouri with a branch office in Moberly.









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